Exhibit 99.1

The Manitowoc Company Reports First-Quarter 2020 Financial Results

Manitowoc reports Net Sales of $329.2 million; Adjusted EBITDA(1) of $16.3 million

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported a first-quarter net loss of $7.8 million, or $0.22 per diluted share. First-quarter adjusted net loss(1) of $6.3 million, or $0.18 per diluted share, declined $9.0 million year-over-year. First-quarter adjusted net loss included $4.0 million of other expense – net, or $0.11 per diluted share, primarily related to foreign currency losses. The Company also reported net sales of $329.2 million and adjusted EBITDA(1) of $16.3 million, or 5.0% of sales.

First-quarter orders of $375.0 million declined 15.0% from the prior year. Orders were unfavorably impacted by approximately $5.1 million due to changes in foreign currency exchange rates. Backlog as of March 31, 2020 totaled $520.9 million.

As of March 31, 2020, the Company had total liquidity of $382.0 million, including $103.6 million of cash, $244.2 million of borrowing capacity on its Asset Based Lending revolving credit facility and $38.2 million of availability on its non-committed European overdraft lines. During the quarter, the Company did not borrow on its Asset Based Lending revolving credit facility.

“Our first-quarter adjusted EBITDA of $16.3 million was in line with our planned expectations, despite the unprecedented conditions created by the COVID-19 pandemic. This was made possible by the extraordinary commitment of our talented and resolute team. During this pandemic, our primary goal remains unchanged, ensuring the safety, health and well-being of all our employees, their families, our suppliers and customers. Our dedicated teams are working hard to deliver cranes and provide essential parts and services, and I could not be prouder of their commitment to our high standards while balancing personal challenges. We are grateful for the efforts our healthcare providers and first responders are making, and we are proud to support these front-line professionals by committing $100,000 from The Manitowoc Company Foundation in the fight against COVID-19,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.

“While we have remained operational in the U.S., our major facilities in Europe began closing in mid-March which delayed our ability to ship products. It is unclear how events unfold from here, however with ample liquidity and no significant debt maturities until 2026 we are well positioned to weather circumstances like this crisis. We continue to analyze all of our costs and take appropriate actions.  We have substantially cut discretionary spending, while eliminating salary increases across the enterprise, including executives and board members.  Furloughs, as well as temporary plant shutdowns, are also being planned based upon our order rates. In order to proactively manage our liquidity, we are significantly cutting our capital spending this year as well as suspending our share buyback program. Manitowoc entered this uncertain period as a more agile company and market leader with a strong balance sheet, and I am confident that we will emerge stronger when end markets successfully recover,” concluded Pennypacker.

2020 Outlook

Due to uncertainty related to the COVID-19 pandemic, the Company withdrew guidance on March 27, 2020 and is not providing a financial outlook for 2020 at this time. While Manitowoc, its suppliers and customers operations have begun to resume activity, the Company does expect a significant impact to its second quarter and full year results due to the magnitude of supply chain and business disruptions. For now, the Company anticipates weaker demand levels to continue in the near term. In response to these challenges, the Company has reduced its production levels and initiated a set of cost reduction actions and will continue to closely monitor market conditions and adjust its plans accordingly.

Investor Conference Call

On Friday, May 8th, 2020, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its first-quarter 2020 earnings results during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 117-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile telescopic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain, Shuttlelift and Manitowoc Crane Care brand names.

Footnote

(1)Adjusted net income (loss), diluted adjusted net income (loss) per share, adjusted EBITDA, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	The uncertain negative impacts COVID-19 will have on our business, financial condition, cash flows, results of operations and supply chain, as well as customer demand;
•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	geographic factors and political and economic conditions and risks;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in the capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•	the ability to significantly improve profitability; and
•	risks and factors detailed in Manitowoc's 2019 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three months ended March 31, 2020 and 2019

(In millions, except per share and share amounts)

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2020	2019
Net sales	$329.2	$418.0
Cost of sales	266.0	337.8
Gross profit	63.2	80.2
Operating costs and expenses:
Engineering, selling and administrative expenses	55.9	59.4
Amortization of intangible assets	0.1	0.1
Restructuring expense	1.5	4.5
Total operating costs and expenses	57.5	64.0
Operating income	5.7	16.2
Other expense:
Interest expense	(7.2)	(10.9)
Amortization of deferred financing fees	(0.4)	(0.4)
Loss on debt extinguishment	—	(25.0)
Other expense - net	(4.0)	(3.3)
Total other expense	(11.6)	(39.6)
Loss before income taxes	(5.9)	(23.4)
Provision for income taxes	1.9	3.3
Net loss	$(7.8)	$(26.7)

Per Share Data
Basic net loss per common share	$(0.22)	$(0.75)

Diluted net loss per common share	$(0.22)	$(0.75)

Weighted average shares outstanding - basic	35,135,525	35,642,832
Weighted average shares outstanding - diluted	35,135,525	35,642,832

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of March 31, 2020 and December 31, 2019

(In millions, except share amounts)

CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$103.6	$199.3
Accounts receivable, less allowances of $8.7 and $7.9, respectively	169.3	168.3
Inventories — net	545.6	461.4
Notes receivable — net	15.1	17.4
Other current assets	29.2	26.0
Total current assets	862.8	872.4

Property, plant and equipment — net	277.6	289.9
Operating lease right-of-use assets	44.9	47.6
Goodwill	230.3	232.5
Other intangible assets — net	114.9	116.3
Other long-term assets	53.5	59.0
Total assets	$1,584.0	$1,617.7
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$358.4	$340.8
Short-term borrowings and current portion of long-term debt	3.9	3.8
Product warranties	47.1	47.2
Customer advances	21.0	25.8
Other liabilities	21.5	23.3
Total current liabilities	451.9	440.9
Non-Current Liabilities:
Long-term debt	307.9	308.4
Operating lease liabilities	35.0	37.6
Deferred income taxes	3.2	5.5
Pension obligations	83.7	86.4
Postretirement health and other benefit obligations	15.8	16.4
Long-term deferred revenue	25.7	30.3
Other non-current liabilities	44.1	46.3
Total non-current liabilities	515.4	530.9
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 34,508,504 and 35,374,537 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	593.7	592.2
Accumulated other comprehensive loss	(133.4)	(121.0)
Retained earnings	228.2	236.2
Treasury stock, at cost (6,285,479 and 5,419,446 shares, respectively)	(72.2)	(61.9)
Total stockholders' equity	616.7	645.9
Total liabilities and stockholders' equity	$1,584.0	$1,617.7

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three months ended March 31, 2020 and 2019

(In millions)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(7.8)	$(26.7)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation	9.0	8.8
Amortization of intangible assets	0.1	0.1
Amortization of deferred financing fees	0.4	0.4
Loss on debt extinguishment	—	25.0
(Gain) loss on sale of property, plant and equipment	(0.1)	0.4
Other	3.4	3.7
Changes in operating assets and liabilities
Accounts receivable	(5.6)	(195.7)
Inventories	(88.5)	(94.5)
Notes receivable	2.6	—
Other assets	(1.7)	14.1
Accounts payable	28.1	26.6
Accrued expenses and other liabilities	(18.5)	(29.5)
Net cash used for operating activities	(78.6)	(267.3)

Cash Flows from Investing Activities:
Capital expenditures	(3.6)	(4.4)
Proceeds from sale of fixed assets	0.1	4.8
Cash receipts on sold accounts receivable	—	126.3
Net cash provided by (used for) investing activities	(3.5)	126.7

Cash Flows from Financing Activities:
Proceeds from revolving credit facility	—	58.0
Payments on revolving credit facility	—	(25.0)
Payments on long-term debt	—	(277.8)
Proceeds from long-term debt	—	300.0
Other debt - net	(0.5)	—
Debt issuance costs	—	(5.6)
Exercises of stock options	0.1	0.1
Common stock repurchases	(12.0)	—
Net cash provided by (used for) financing activities	(12.4)	49.7

Effect of exchange rate changes on cash	(1.3)	(0.4)

Net decrease in cash and cash equivalents	(95.8)	(91.3)
Cash and cash equivalents at beginning of period	199.3	140.3
Cash and cash equivalents at end of period	$103.6	$49.0

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), diluted adjusted net income (loss) per share, adjusted EBITDA, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share amounts)
	Three Months Ended March 31,
	2020			2019
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$63.2	$—	$63.2	$80.2	$—	$80.2
Engineering, selling and administrative expenses	(55.9)	—	(55.9)	(59.4)	—	(59.4)
Amortization of intangible assets	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Restructuring expense (1)	(1.5)	1.5	—	(4.5)	4.5	—
Operating income	5.7	1.5	7.2	16.2	4.5	20.7
Interest expense	(7.2)	—	(7.2)	(10.9)	—	(10.9)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Loss on debt extinguishment (2)	—	—	—	(25.0)	25.0	—
Other expense - net	(4.0)	—	(4.0)	(3.3)	—	(3.3)
Income (loss) before income taxes	$(5.9)	$1.5	$(4.4)	$(23.4)	$29.5	$6.1
Provision for income taxes (3)	(1.9)	—	(1.9)	(3.3)	(0.1)	(3.4)
Net income (loss)	$(7.8)	$1.5	$(6.3)	$(26.7)	$29.4	$2.7

Diluted net income (loss) per share	$(0.22)		$(0.18)	$(0.75)		$0.08

(1)	The adjustment in 2020 and 2019 represents the add back of restructuring related charges.
(2)	The adjustment in 2019 represents the removal of charges related to the Company’s refinancing of its Asset Based Lending Revolving Credit Facility and senior secured second lien notes.
(3)	The adjustment in 2019 represent the income tax impacts of items (1) and (2).

Adjusted Operating Cash Flows and Free Cash Flows
(In millions)
	Three Months Ended March 31,
	2020	2019
Net cash used for operating activities	$(78.6)	$(267.3)
Cash receipts on sold accounts receivable	—	126.3
Net payments on accounts receivable securitization program	—	75.0
Adjusted operating cash flows	(78.6)	(66.0)
Capital expenditures	(3.6)	(4.4)
Free cash flows	$(82.2)	$(70.4)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, plus an addback of restructuring and certain other charges. The reconciliation of net income (loss) to adjusted EBITDA and operating income to adjusted operating income for the three months ended March 31, 2020 and 2019, is as follows (in millions):

	Three Months Ended March 31,		Trailing Twelve
	2020	2019	Months
Net income (loss)	$(7.8)	$(26.7)	$65.5
Interest expense and amortization of deferred financing fees	7.6	11.3	30.5
Provision for income taxes	1.9	3.3	11.0
Depreciation expense	9.0	8.8	35.2
Amortization of intangible assets	0.1	0.1	0.3
EBITDA	10.8	(3.2)	142.5
Restructuring expense	1.5	4.5	6.8
Loss on debt extinguishment	—	25.0	—
Other non-recurring charges (1)	—	—	3.1
Other (income) expense - net (2)	4.0	3.3	(9.1)
Adjusted EBITDA	16.3	29.6	143.3
Depreciation expense	(9.0)	(8.8)	(35.2)
Amortization of intangible assets	(0.1)	(0.1)	(0.3)
Adjusted operating income	7.2	20.7	107.8
Restructuring expense	(1.5)	(4.5)	(6.8)
Other non-recurring charges (1)	—	—	(3.1)
Operating income	$5.7	$16.2	$97.9

Adjusted EBITDA margin percentage	5.0%	7.1%	8.2%
Adjusted operating income margin percentage	2.2%	5.0%	6.2%

(1)

Other non-recurring charges includes losses from a long-term note receivable resulting from the 2014 divestiture of the Company’s Chinese joint venture and other charges included in engineering, selling and administrative expenses in the third and fourth quarter 2019.

(2)

Other (income) expense - net includes the settlement of a legal matter recorded in the second quarter of 2019, along with net foreign currency losses, other components of net periodic pension costs and other miscellaneous items recorded in 2020 and 2019.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805